UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2019

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

Edward Wholihan, Chief Financial Officer of Allena Pharmaceuticals, Inc. (the “Company”), will present at the Cowen and Company 39th Annual Health Care Conference on March 13, 2019 at 10:40 a.m. ET. A copy of the presentation slide deck is being furnished as Exhibit 99.1 to this Report on Form 8-K. A live audio webcast of the presentation will be available under “Events and Presentations” in the Investors section of the Company’s website at www.allenapharma.com. A replay of the webcast will be available on the Company’s website for 30 days following the presentation.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Corporate presentation furnished by Allena Pharmaceuticals, Inc. on March 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2019	Allena Pharmaceuticals, Inc.

	By:	/s/ Edward Wholihan
Edward Wholihan
Chief Financial Officer